Exhibit (10) F.

Eastman Kodak Company

Administrative Guide for the 20__ Performance Cycle
of the Leadership Stock Program
under Article 7 (Performance Awards) of the
2005 Omnibus Long-Term Compensation Plan

ARTICLE 1.  INTRODUCTION

1.1           Background

Under Article 7 (Performance Awards) of the 2005 Omnibus Long-Term Compensation Plan (the “Plan”), the Executive Compensation and Development Committee of Kodak’s Board of Directors (the “Committee”) may, among other things, award the opportunity to earn shares of Common Stock to those Participants as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.

1.2           Purpose

This Administrative Guide governs the Committee’s grant of Awards under Article 7 of the Plan pursuant to a subprogram that is hereinafter referred to as the “Leadership Stock Program,” to be effective as of January 1, 20__, by which the Committee will award the opportunity to earn shares of Common Stock for the Cycle to eligible Participants described in Article 3, with the objectives of improving the relationship between controllable performance and realized compensation and enhancing the focus on operating goals.  It is expected that improvement in these areas will have a corollary effect upon the price of the Common Stock.  Unless otherwise noted in this Administrative Guide or determined by the Committee, the terms of the Plan shall apply to Awards granted under this Leadership Stock Program.

In addition, this Administrative Guide is intended to establish those requirements necessary to ensure that the Cycle’s Awards will be treated as performance-based compensation for the purposes of Section 162(m) of the Code.  These requirements include establishment of the Cycle’s Performance Criteria, performance goals under the Performance Criteria and Performance Formula.

1.3           Administration

The Leadership Stock Program shall be administered by the Committee.  The Committee is authorized to issue this Administrative Guide and to make changes in this Administrative Guide as it from time to time deems proper. The Committee is authorized to interpret and construe the Leadership Stock Program and this Administrative Guide, to prescribe, amend, and rescind rules and regulations relating to each, and to make all other determinations necessary, appropriate or advisable for the administration of the Leadership Stock Program, including without limitation, whether or not to pay fractional shares, whether and how to round fractional shares, and any issues regarding valuation, withholding and international considerations.  If there are any inconsistencies between the terms of this Administrative Guide and the terms of the Plan, the terms of the Plan will control.  Any determination by the Committee in carrying out, administering or construing the Leadership Stock Program will be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.  The Committee is authorized to suspend or terminate the Leadership Stock Program, at any time, for any reason, with or without prior notice.  Notwithstanding any provision herein to the contrary, the Company's Chief Human Resources Officer is authorized to round fractional shares arising in any way under the Plan either up or down with respect to any or all Participants, for ease of administration or some other reasonable purpose.

ARTICLE 2.  DEFINITIONS

Any defined term used in this Administrative Guide, other than those set forth in this Article 2 or defined within another Article of this Administrative Guide, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.

2.1           Approved Reason

“Approved Reason” means, with regard to all Participants other than a Participant who is subject to Section 16 of the Exchange Act or a Covered Employee, a reason for terminating employment which, in the opinion of the CEO, is in the best interests of the Company.  With regard to a Participant who is subject to Section 16 of the Exchange Act or is a Covered Employee, “Approved Reason” means a reason for terminating employment which, in the opinion of the Committee, is in the best interests of the Company.

2.2           Award Payment Date

“Award Payment Date” is the date payment of an Award in the form of shares of Common Stock is credited to the Participant’s account with Kodak’s transfer agent pursuant to Section 9.3, which shall be as soon as is administratively practicable after the Vesting Date, but in no event later than 90 days thereafter.

2.3           Cycle

“Cycle” or “Performance Cycle” means the ___-year period commencing on January 1, 20__ and ending December 31, 20__.

2.4           (Intentionally Omitted)

2.5           Joint Venture

“Joint Venture” means a corporation or other business entity in which the Company has an ownership interest of fifty percent (50%).

2.6           Participant Account

“Participant Account” means the account established by the Company for each Participant who is granted an Award under the Leadership Stock Program to record and account for the grant of the Award and any dividend equivalents that are to be credited to the Account pursuant to Article 10, until such time as the balance in the Account is paid, canceled, forfeited or terminated, as the case may be.

2.7           Performance Criteria

“Performance Criteria” means, with respect to the Leadership Stock Program, the criteria that will be used to establish the Performance Goal for the Performance Cycle, as described in Article 6.

2.8           Performance Cycle

“Performance Cycle” has the meaning specified in Section 2.3.

2.9           Performance Goals

“Performance Goals” means, with respect to the Performance Cycle of the Leadership Stock Program, the goals based upon the Performance Criteria and established by the Committee, as more particularly described in Article 6.

2.10           Target Allocation

“Target Allocation” means, for the Performance Cycle of the Leadership Stock Program, the target allocation amount, expressed as a number of units of Common Stock, allocated to a Participant prior to the start of the Performance Cycle pursuant to Section 5.2.

2.11           Target Allocation Range

“Target Allocation Range” has the meaning, for the Performance Cycle of the Leadership Stock Program, set forth in Section 5.1.

2.12           Unit

“Unit” means a bookkeeping entry used by the Company to record and account for the amount of an Award granted to a Participant and any dividend equivalents that are to be credited to the Participant’s Account pursuant to Article 10, even though such Award and dividend equivalents have not yet been earned, until such time as the balance in the Account is paid, canceled, forfeited, or terminated, as the case may be.  Units are expressed in terms of one Unit being the equivalent of one share of Common Stock.

2.13           Vesting Date

“Vesting Date” shall mean the date that is __ (__) year(s) following the end of the Performance Cycle.

ARTICLE 3.  PARTICIPATION

3.1           In General

The Participants who are eligible to participate in this Cycle of the Leadership Stock Program are those executives who, as of the first day of the Cycle, are either employed by Kodak globally in wage grades 48 and higher, or are senior-level executives employed by Kodak Subsidiaries.  Participants for this Cycle of the Leadership Stock Program will be designated by the CEO.  A schedule of such Participants is maintained by Kodak’s Global Compensation Organization.

3.2           New Participants

No person may become eligible to participate in this Cycle of the Leadership Stock Program after the first day of the Cycle, whether as a result of a job change or otherwise.

3.3           Termination of Participation

A Participant’s participation in this Cycle of the Leadership Stock Program is subject to immediate termination upon the Participant’s termination of employment from the Company during the Performance Cycle.  In the case of the Participant’s termination of employment after the end of the Performance Cycle but prior to the Vesting Date, the Participant will forfeit any and all rights to receive payment on account of an Award for the Cycle, except as specified in Section 8.2 (Death, Disability, Retirement or Termination for an Approved Reason), Section 8.3 (Divestiture to a Joint Venture) and Section 8.4 (Divestiture to an Unrelated Third Party).

ARTICLE 4.  FORM OF AWARDS

4.1           Form of Awards

Awards granted under the Leadership Stock Program provide Participants with the opportunity to earn shares of Common Stock, subject to the terms and conditions contained in this Administrative Guide and the Plan.  Each Award granted under the Leadership Stock Program shall be expressed as a fixed number of Units that will be equivalent to an equal number of shares of Common Stock.  The fixed number of Units that are allocated to a Participant prior to the start of the Performance Cycle is referred to herein and in the Plan as the Target Allocation.

4.2           Participant Account

The Company will establish a Participant Account for each Participant who is granted an Award.

4.3           Participant’s Account Unfunded

The maintenance of individual Participant Accounts is for bookkeeping purposes only; the Units recorded in the account are not actual shares of Common Stock.  The Company will not reserve or otherwise set aside any Common Stock for or to any Participant Account.  No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his or her Participant Account.  As more specifically described in Article 10, until the Committee has certified the Award earned by a Participant pursuant to the procedure referred to in Article 7 of this Guide, no additional Units will be credited for dividends that may be paid on the Company’s Common Stock.

ARTICLE 5.  AWARD ALLOCATION

5.1           Target Allocation Range

The attached Exhibit “A” shows by wage grade the typical range of the number of Units that an eligible Participant could be allocated with respect to the Performance Cycle (the “Target Allocation Range”).  Exhibit “A” also shows the midpoint for the Target Allocation Range for wage grades 48-56.  Wage grades 57 and above have individualized targets.

5.2           Establishing the Target Allocation

For Participants in wage grade 48-56, no later than the cut-off date of the allocation period in 20__, each Participant’s unit management will review the Participant’s most recent relative leadership assessment and, based upon that assessment recommend a percentage to be applied to the midpoint of the Target Allocation Range applicable to that Participant to determine the fixed number of Units that will be allocated to that Participant.

For participant’s in wage grades 57 and above, no later than the cut-off date of the allocation period in 20__, each Participant’s unit management will allocate the Participant a fixed number of Units based on: (1) the Participant’s relative position to the market median for his or her total target direct compensation; and (2) the Participant’s relative leadership assessment.

The unit management’s recommendation will be made to the CEO, except in the case of a Participant who is subject to Section 16 of the Exchange Act or a Covered Employee, in which case the recommendation will be made to the Committee.

Prior to the first day of the Cycle, the fixed number of Units that are allocated to a Participant will be established by the CEO, except in the case of a Participant who is subject to Section 16 of the Exchange Act or a Covered Employee, in which case the fixed number of Units that are allocated to a Participant will be established by the Committee.  No change will be made to the fixed number of Units allocated to a Participant as a result of a promotion or demotion that occurs after the Units are allocated, provided the Participant remains eligible as of the first day of the Cycle.  Participants who become newly eligible after the cut-off date of the allocation period in 20__ will be allocated the fixed number of Units that is equal to the midpoint of the Target Allocation Range applicable to that Participant.

The fixed number of Units allocated to a Participant prior to the start of the Performance Cycle is referred to herein as the “Target Allocation.”

ARTICLE 6.  ESTABLISING PERFORMANCE FACTORS

6.1           Performance Criteria

The Committee has selected ________________________________________
as the Performance Criteria for purposes of establishing the Performance Goal for the Performance Cycle.

6.2           Performance Goal

The Committee has established the target amount of ____________ for the Performance Cycle that will serve as the “Performance Goal” for purposes of assessing the Company’s performance during the Performance Cycle.

The Committee has also established the minimum amount of _______________________for the Performance Cycle (the “Minimum Performance Goal”) that will serve as the minimum actual amount for the Performance Cycle that will be necessary in order for any amount of an Award to be considered to have been earned by the Participants for the Performance Cycle.

The Committee will cause the Performance Goal and the Minimum Performance Goal to be documented in an Exhibit “B” to this Administrative Guide.

6.3           Performance Formula

The “Performance Formula,” which will determine the amount of an Award that will be considered to have been earned by a Participant is as follows:

Award Earned = Target Allocation x Applicable Performance Percentage

The “Applicable Performance Percentage” will be determined from the performance matrix attached to this Administrative Guide as Exhibit “B”.  For purposes of the performance matrix, results between the amounts shown will be interpolated to derive an Applicable Performance Percentage.  The maximum Applicable Performance Percentage is 200%.

ARTICLE 7.  DETERMINATION OF EARNED AWARDS

7.1           Certification

Following the completion of the Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal for the Performance Cycle has been achieved.  If the Committee certifies that the Minimum Performance Goal has been achieved, it shall also calculate and certify in writing the Applicable Performance Percentage.  By applying the Performance Formula, the Committee shall then determine and certify the actual amount of each Participant’s Award that has been earned for the Performance Cycle, keeping any fractional shares in the Participant’s Account.

7.2           Discretion

Notwithstanding any provision contained herein to the contrary, in determining the actual amount of an individual Award to be deemed earned for the Cycle, the Committee may, through the use of positive or negative discretion, increase or reduce the amount of the Award that would otherwise be earned by application of the Performance Formula, if, in its sole judgment, such increase or reduction is appropriate. Positive discretion will not apply to Covered Employees.

ARTICLE 8.  PRECONDITIONS TO RECEIPT OF AN EARNED AWARD

8.1           Continuous Employment Until Payment

A Participant must remain continuously employed with the Company (in any wage grade) at all times from the first day of the Cycle through the Vesting Date in order to remain eligible for an Award.  If a Participant’s employment with the Company ceases during this period for any reason, the Participant will forfeit the entire number of Units that have been allocated to him or her for the Cycle (including any Units that are earned but not vested) and any dividend equivalents that have been credited to the Account pursuant to Article 10 hereof.  The limited exceptions to the requirements of this Section 8.1 are specified in Sections 8.2, 8.3 and 8.4 below.

8.2           Death, Disability, Retirement, or Termination for an Approved Reason before the Vesting Date

Notwithstanding any provision contained in this Article 8 to the contrary, if after the end of the Performance Cycle but prior to the Vesting Date, a Participant’s employment with the Company ceases for an Approved Reason or as a result of his or her death, Disability or Retirement, and if such Participant had been employed with the Company for the entire Performance Cycle, such Participant shall be entitled to receive an Award.

In the event a Participant’s employment with the Company ceases at any time during the Performance Cycle (whether for an Approved Reason or as a result of his or her death, Disability or Retirement), the Participant will no longer be eligible for an Award for such Cycle and, consequently, will forfeit any and all rights to receive an Award for such Cycle.

8.3           Divestiture to a Kodak Joint Venture

Notwithstanding any provision contained in this Article 8 to the contrary, if after the end of the Performance Cycle but prior to the Vesting Date, a Participant’s employment with the Company ceases as a result of the Company’s sale or other disposition to a Joint Venture of the business unit in which the Participant was employed, such Participant will be entitled to receive an Award, provided that (a) his or her employment with the Company ceases after the end of the Performance Cycle, and (b) such Participant is employed by either the Company or such Joint Venture at all times from the first day of the Cycle through the Vesting Date.

If either of the conditions (a) or (b) set forth in the prior paragraph are not met, a Participant whose employment with the Company ceases at any time prior to the Vesting Date as a result of the Company’s sale or other disposition to a Joint Venture of the business unit in which the Participant was employed, is no longer eligible for an Award for such Cycle and, consequently, will forfeit any and all rights to receive an Award for such Cycle.

8.4           Divestiture to an Unrelated Third Party

Notwithstanding any provision contained in this Article 8 to the contrary, if after the end of the Performance Cycle but prior to the Vesting Date, a Participant’s employment with the Company ceases as a result of the Company’s sale or other disposition of the business unit in which the Participant was employed, to a corporation or other business entity in which the Company has no ownership interest, such Participant will be entitled to receive an Award, provided that his or her employment with the Company ceases after the end of the Performance Cycle.

A Participant whose employment with the Company ceases at any time during the Performance Cycle as a result of the Company’s sale or other disposition of the business unit in which the Participant was employed, to a corporation or other business entity in which the Company has no ownership interest, is no longer eligible for an Award for such Cycle and, consequently, will forfeit any and all rights to receive an Award for such Cycle.

ARTICLE 9.  PAYMENT OF AWARDS

9.1           Timing of Award Payments

Awards that have been earned for this Cycle and any dividend equivalents that are credited to the Account pursuant to Article 10 shall be paid on the Award Payment Date by the procedure described in Section 9.3.  Participants cannot defer Awards.

9.2           Form of Payment of Awards

All awards for this Cycle including any dividend equivalents that are credited to the Account pursuant to Article 10 shall be paid in the form of shares of Common Stock in accordance with the procedure described in Section 9.3, subject to the terms, restrictions and conditions of the Plan and those set forth in this Administrative Guide.

9.3           Issuance of Shares of Common Stock

On the Award Payment Date, Kodak will subtract from a Participant's account the number of Units that are withheld for taxes under Section 11.6 below, and then, with respect to the remaining Units, promptly instruct its transfer agent to reflect, in an account of the Participant on the books of the transfer agent, the shares of Common Stock that are to be delivered to the Participant.  Upon the Participant’s request, the transfer agent will deliver to the Participant a stock certificate for the remaining number of shares of Common Stock held in that account of the Participant.

9.4           Non-Assignable

No Awards or any other payment under the Leadership Stock Program shall be subject in any manner to alienation, sale, transfer (except by will of the laws of descent and distribution), assignment, pledge or encumbrance, nor shall any Award by payable to any one other than the Participant to whom it was granted.

ARTICLE 10.  DIVIDEND EQUIVALENTS

10.1           Dividend Equivalents

In the event of the payment of any cash dividend on the Common Stock or any stock dividend (as defined in Section 305 of the Code) on the Common Stock with a record date occurring during the period beginning on the date the Committee certifies the amount of the Award that has been earned by the Participants and ending on the Vesting Date, a Participant’s Account shall be credited with additional Units.

The amount of such additional Units to be credited to each Participant who has earned an Award for this Cycle is as set forth in Section 10.2 and Section 10.3.  Any such additional Units will be credited as of the payment date for each such dividend.

10.2           Stock Dividends

The number of Units that shall be credited to the Account of such a Participant will equal the number of shares of Common Stock which the Participant would have received as stock dividends had the Participant been the owner on the record date for such stock dividend of the number of shares of the Common Stock equal to the number of Units credited to the Participant’s Account on such record date.  To the extent the Participant would have also received cash, in lieu of fractional shares of Common Stock, had the Participant been the record owner of such shares, for such stock dividend, then his or her Account shall also be credited with that number of Units, or fractions thereof, equal to such cash amount divided by the Fair Market Value of the Common Stock on the payment date for such dividend.

10.3           Cash Dividends

The number of Units that shall be credited to the Account of such a Participant shall be computed by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of Units credited to the Participant’s Account on the record date for such dividend and dividing the product thereof by the Fair Market Value of the Common Stock on the payment date for such dividend.

10.4           Reorganization

If the Company undergoes a reorganization (as defined in Section 368(a) of the Code) during the period beginning on the date the Committee certifies the amount of the Award that has been earned by the Participants and ending on the Vesting Date, the Committee may, in its sole and absolute discretion, take whatever action it deems necessary, advisable or appropriate with respect to the Account of each Participant that has earned an Award in order to reflect such transaction, including, but not limited to, adjusting the number of Units credited to each such Participant's Account.

ARTICLE 11.  MISCELLANEOUS

11.1           Compliance with Laws

The obligations of the Company to issue Common Stock awarded pursuant hereto are subject to compliance with all applicable governmental laws, regulations, rules and administrative actions, including, but not limited to, the Securities Act of 1933, as amended, and the Exchange Act, and all rules promulgated thereunder.

11.2           Termination/Amendment

The Committee may amend, suspend or terminate the Leadership Stock Program in whole or in part at any time, for any reason, with or without prior notice.  In addition, the Committee, or any person to whom the Committee has delegated the requisite authority, may, at any time and from time to time, amend this Administrative Guide in any manner.

11.3           Section 162(m) of the Code

If any provision of this Administrative Guide would cause the Awards granted to a Covered Person not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Administrative Guide, but the other provisions hereof shall remain in full force and effect.  Further, if this Administrative Guide fails to contain any provision required under Section 162(m) in order to make the Awards granted hereunder to a Covered Employee be “qualified performance-based compensation,” then this Administrative Guide shall be deemed to incorporate such provision, effective as of the date of this Administrative Guide’s adoption by the Committee.

11.4           Participant’s Rights Unsecured

The amounts payable under this Administrative Guide shall be unfunded, and the right of any Participant or his or her estate to receive payment under this Administrative Guide shall be an unsecured claim against the general assets of the Company.  No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his or her Participant Account.

11.5           No Guarantee of Tax Consequences

No person connected with the Leadership Stock Program or this Administrative Guide in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant or Beneficiary under the Leadership Stock Program, or that such tax treatment will apply to or be available to a Participant or Beneficiary on account of participation in the Leadership Stock Program.

11.6           Tax Withholding

Kodak will pay the taxes required to be withheld with respect to an Award under the Leadership Stock Program by reducing a portion of the Units otherwise due the Participant as a result of an Award.  The portion of the Units withheld will equal in amount the taxes required to be withheld.  The Units which are so withheld will be valued at the Fair Market Value of the Common Stock on the date of the payment of the Award.

11.7           Section 409A Compliance

The Awards described in this Administrative Guide are intended to comply with Section 409A of the Internal Revenue Code to the extent such arrangements are subject to that law, and this Administrative Guide shall be interpreted and administered accordingly.  The Company may unilaterally amend this Administrative Guide for purposes of compliance if it, in its sole discretion, determines that such amendment would not have a material adverse effect with respect to Participants’ rights under the Administrative Guide.